Exhibit 4.1

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE MARPAI, INC. Class A Common Stock, par value $0.0001 per share CUSIP :571354109 This is to certify that is the registered holder of fully paid and non-assessable shares of Class A Common Stock, par value $0.0001 per share, of Marpai, Inc., hereinafter designated the “Corporation”, transferable only on the books of the Corporation in person or by a duly authorized attorney upon surrender of this certificate, properly endorsed.. This certificate and the shares represented thereby are subject to the provisions of the Amended and Restated Certificate of Incorporation and the Bylaws of the Corporation (both as may be amended from time to time), a copy of each of which is on file at the office of the Corporation. This certificate is not valid until countersigned by the transfer agent and registered by the registrar. WITNESS THE SEAL OF THE CORPORATION AND THE SIGNATURES OF ITS DULY AUTHORIZED OFFICERS, DATED: /s/ Chief Executive Officer/s/ Secretary 236 420-100 01

For value received,hereby sell, assign and transfer unto PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE, OF ASSIGNEE) Shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint Attorney to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises. Dated:20Signature: Signature(s) Guaranteed: BY: THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (Banks, Stockbrokers, Savings and Loan Associations and Credit Unions) WITH MEMBERSHIP IN AN APPROVED SIGNATURE MEDALLION PROGRAM, PURSUANT TO S.E.C RULE 17Ad-15. Signature: Notice: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER 21336629.2 236420-10001